Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 7, 2008, with respect to the audit of the financial statements of Skreem Records Corporation. We also consent to the reference of our firm under the heading “Experts” in this registration statement.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com
Houston, Texas

January 15, 2008